                                                                       EXHIBIT 3














                                    BY-LAWS

                                       OF

                               HOLLY CORPORATION

                     AS AMENDED AND RESTATED MARCH 9, 2001

                                    ARTICLE I

                                     Offices

                The principal office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of the resident agent in charge thereof is The Corporation Trust Company.

                The Corporation may, in addition to its principal office in the State of Delaware, establish and maintain an office or offices at such other places as the Board of Directors may from time to time deem necessary or desirable.

                                   ARTICLE II

                              Stockholders Meetings

                Section 1. Place of Meetings. The Annual Meeting of the stockholders for the election of directors and any Special Meetings of Stockholders shall be held at such time and place as shall be stated in the notice of such meeting.

                Section 2. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of any other business properly presented for action at such meeting shall be held on the second Thursday in December of each year; provided, however, that if the Board of Directors deems it impracticable to hold the meeting on such date, such annual meeting shall be held as soon as practicable after such date on a date to be specified in a resolution of the Board of Directors.

                At an annual meeting, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (i) by, or at the direction of, the Board of Directors or (ii) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 2. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than one hundred and twenty (120) calendar days nor more than one hundred and fifty (150) calendar days before the anniversary date of the corporation's proxy statement released to stockholders in connection with the prior year's annual meeting. However, if no annual meeting was held in the previous year, or if the date of the applicable annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, a stockholder's notice must be received by the Secretary not later than sixty (60) days before the date the Corporation commences mailing of its proxy materials in connection with the applicable annual meeting. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting, including the complete text of any resolutions intended to be submitted at the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such matter and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation's stock which are beneficially owned by the stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder's notice, and (iv) any financial interest of the stockholder in such proposal. In addition, a stockholder seeking to submit such proposal at the meeting shall promptly provide any other information reasonably requested by the Corporation.

                Except as otherwise provided by law, at any time following the Corporation's receipt of a proposal, the Chairman of the Board and Chief Executive Officer (or other presiding officer at an annual meeting) shall have the power to determine whether any matter proposed to be brought before the annual meeting was proposed in accordance with the notice procedures set forth in this Section 2 and if any proposal is not in compliance with this Section 2, the Chairman of the Board and Chief Executive Officer (or such other presiding officer) may exclude such proposal from the annual meeting.

                Notwithstanding the forgoing provisions of this Section 2, a stockholder who seeks to have any proposal included in the Corporation's proxy materials shall comply with the requirements of Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934, as amended.

                In the event a proposal is presented for action at such annual meeting which, in the opinion of the ranking executive officer of the Corporation attending such meeting, requires the giving of prior notice of such business to stockholders, no action shall be taken on such proposal at such meeting unless and until proof of timely and adequate notice of such proposal shall have been filed with and accepted by the ranking executive officer of the Corporation attending such meeting.

                  Section 3. Special Meetings. Special meetings of the stockholders may be called by the President, and shall be called by the President, a Vice President, the Secretary or an Assistant Secretary, at the request in writing of a majority of the Board of Directors, or of a majority of the Executive Committee, or of stockholders owning a majority of the outstanding shares having voting power. Such request shall state the purpose or purposes of the proposed meeting.

                  Section 4. Notice. Notice of all stockholders' meetings stating the time and place, and, in the case of special meetings, the purpose or purposes for which the meeting is called, shall be delivered personally or mailed to each stockholder entitled to vote at such meeting not less than thirty
(30) nor more than sixty (60) days before the meeting of stockholders is to be held, unless the stockholder's meeting is called by the President, a Vice President, the Secretary or an Assistant Secretary of the Corporation, at the request in writing of a majority of the Board of Directors, in which case such notice shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting of stockholders is to be held. If mailed, notice shall be directed to the stockholder at his last known post office address as the same appears on the stock records of the Corporation.

                  Section 5. Proxies. At any meeting of the stockholders, each stockholder entitled to vote may vote either in person or by proxy, but no proxy shall be voted on after three years from its date, unless such proxy shall, on its face, name a longer period for which it is to remain in force. Each proxy either (a) shall be authorized in writing, subscribed by the stockholder or his duly authorized attorney, but need not be sealed, witnessed or acknowledged, and shall be filed with the Secretary at or before the meeting or (b) shall be authorized by means of an electronic transmission as permitted by law and shall be filed in accordance with the procedure established for the meeting.

                  Section 6. Quorum. At any annual or special meeting of stockholders a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall constitute a quorum, except as otherwise provided by law, but if at any meeting of the stockholders there be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

                  Section 7. Voting. Except as otherwise expressly required by statute, the Certificate of Incorporation or these By-laws, each stockholder shall at each meeting of the stockholders be entitled to one vote in person or by proxy for each share of stock of the Corporation entitled to be voted thereat held by him and registered in his name on the books of the Corporation

                  (a) On such date as may be fixed pursuant to Article VIII of these By-laws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or

                  (b) In the event that no record date shall have been so fixed, on the date of such meeting; provided, however, that, except where a record date shall have been so fixed, no share of stock of the Corporation shall be voted at any election of directors which shall have been transferred on the books of the Corporation within 20 days prior to such election of directors.

                The vote for directors, and, upon the demand of any stockholder, the vote upon any question before the meeting shall be by ballot. Except as otherwise provided by law or the Certificate of Incorporation or these By-laws, directors shall be elected by a plurality vote of the stockholders present or represented at the meeting, and each other question properly presented to any meeting of stockholders shall be decided by a majority of the votes cast on the question entitled to vote thereon.

                Section 8. List of Stockholders. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the residence of each, and the number of voting shares held by each, shall be prepared and filed in the office where the election is to be held at least ten days before every election, and shall at all times during the usual hours for business during the said ten days and during the whole time of said election be open to the examination of any stockholder.

                Section 9. Judges of Election. Whenever a vote at a meeting of stockholders shall be by ballot, the polls shall be opened and closed, the proxies and ballots shall be received, and all questions pertaining to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by two Judges of Election. Such Judges of Election shall be appointed by the Board of Directors before or at the meeting, or in default thereof, by the officer presiding at the meeting, and shall be sworn to the faithful performance of their duties. If any Judge of Election previously appointed shall fail to attend or refuse or be unable to serve, a substitute shall be appointed by the presiding officer.

                Section 10. Consent Notice. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than twenty (20) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings for stockholder meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

                                   ARTICLE III

                                    Directors

                Section 1. Powers. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws, the property, business and affairs of the Corporation shall be managed by the Board of Directors.

                Section 2. Number and Tenure. The Board of Directors shall consist of no less than three (3) nor more than eleven (11) members as the Board may determine from time to time by Resolution of the Board of Directors. Directors shall hold office until the next annual election and until their successors shall be duly elected and qualified. The Board of Directors shall keep full and fair records and accounts of its proceedings and transactions. Directors need not be stockholders.

                Section 3. Regular Meetings. The Board of Directors shall meet for the election of officers and for the transaction of any other business as soon as practicable after the annual meeting of stockholders. Other regular meetings of the Board may be held at such times and places as the Board may from time to time determine. No notice of any such annual or regular meeting of the Board need be given.

                Section 4. Special Meetings. Special meetings of the Board of Directors shall be called by the Secretary or any Assistant Secretary at the request of the Chairman of the Board and Chief Executive Officer, the President or of any two directors. Notice of the time and place of any special meeting of the Board of Directors shall be mailed, postage prepaid, to each director at least forty-eight (48) hours before the time at which the meeting is to be held, or shall be sent by confirmed facsimile transmission or other form of electronic communication, or be delivered personally or by telephone, at least twenty-four
(24) hours before the time at which such meeting is to be held. Notice of any special meeting need not be given to any director who shall waive notice thereof. Any meeting of the Board shall be a legal meeting without notice thereof having been given, if all the directors of the Corporation then holding office shall be present thereat.

                Section 5. Place of Meetings. Meetings of the Board of Directors may be held at such places in or out of the State of Delaware as may be fixed by the Board or designated in the notice of the meeting, except that the annual meeting of the Board, if held without notice, shall be held at the principal executive office of the Corporation.

                Section 6. Quorum. A majority of the Board of Directors, but not less than two directors, shall constitute a quorum for the transaction of business, but if, at any meeting of the Board, there be less than a quorum present, a majority of the directors present may, without further notice, adjourn the same from time to time until a quorum shall attend. A majority of such quorum shall decide any questions that may come before the meeting.

                Section 7. Resignations. A resignation from the Board of Directors shall be deemed to take effect upon its receipt by the Corporation unless otherwise specified therein.

               Section 8. Vacancies. Vacancies in the Board of Directors created on account of death, resignation, removal, disqualification or other causes, or resulting from an increase in the authorized number of directors, shall be filled by a majority of the directors then in office, although less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors shall be duly elected and qualified or until their earlier death, resignation or removal; provided, however, that if the remaining directors shall constitute less than a majority of the whole Board, the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of shares of the capital stock of the Corporation at the time outstanding having the right to vote for directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by
Section 211 of the General Corporation Law of the State of Delaware.

                Section 9. Removal. At any meeting of the stockholders called for the purpose any director may, by vote of stockholders entitled to cast a majority of the votes, be removed from office with or without cause.

                Section 10. Compensation. Directors shall receive such compensation for their services as shall be fixed from time to time by resolution of the Board of Directors. Nothing in this Section shall be construed to preclude a director from serving the Corporation in any other capacity and receiving compensation therefore.

                Section 11. Nominees for Director. Nominations by stockholders of persons to be elected to the Board of Directors shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation (a) with respect to an election to be held at the annual meeting of the stockholders of the Corporation, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Corporation, and (b) with respect to an election to be held at a special meeting of stockholders of the Corporation for the election of directors, not later than the close of business on the seventh (7th) day following the date on which notice of the date of the special meeting was mailed to stockholders of the Corporation or public disclosure of the date of the special meeting was made, whichever first occurs. Such stockholder's notice to the Secretary of the Corporation shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected), and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of voting stock of the Corporation which are beneficially owned by such stockholder. In the event that a person is validly designated as a nominee to be elected to the Board of Directors in accordance with the procedures set forth in this Section 11 and thereafter becomes unable or unwilling to stand for election to the Board of Directors, the stockholder who proposed such nominee may designate a substitute nominee, if such substitute nominee is designated within and in accordance with the time limitations set forth in this Section 11, upon providing the information specified in clause (a) above with respect to such substitute nominee. Except as otherwise provided by law, at any time following the Corporation's receipt of a nomination for director of the Corporation by a stockholder, the Chairman of the Board and Chief Executive Officer (or other presiding officer at an annual meeting) shall have the power to determine whether the proposed nomination was made in accordance with the notice procedures set forth in this Section 11, and if any nomination is not in compliance with this Section 11, the Chairman of the Board and Chief Executive Officer (or such other presiding officer) may refuse to acknowledge the nomination of any such person at the annual meeting. Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 11.

                                   ARTICLE IV

                                   Committees

                Section 1. Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate not less than three of the directors then in office (at least one of whom shall be the Chairman of the Board and Chief Executive Officer or the President of the Corporation) to constitute an Executive Committee. Terms of members of the Executive Committee shall be at the pleasure of the Board but only while a member remains a director. If the Chairman of the Board and Chief Executive Officer is a member of the Executive

Committee, he shall be Chairman of the Committee; otherwise, the Chairman of the Executive Committee may either be designated by the Board or elected by the members of the Committee. To the extent permitted by law or except as otherwise provided by this Section 1 or by resolution of the Board of Directors, during the intervals between meetings of the Board of Directors, the Executive Committee shall possess and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation. An action of the Executive Committee taken within the scope of its authority shall be an act of the Board of Directors. All action taken by the Executive Committee shall be reported to the Board of Directors at its regular meeting next succeeding such action, but failure to so render such report shall not invalidate any such action. Vacancies in the Executive Committee shall be filled by the Board of Directors, but during the temporary absence of a member of the Executive Committee, the remaining members of the Executive Committee may appoint a member of the Board of Directors to act in the place of such absent member.

                Section 2. Meetings and Records of Executive Committee. Subject to the provisions of these By-laws, the Executive Committee shall fix its own rules of procedure and shall meet as provided by such rules or by resolution of the Board of Directors, and it shall also meet at the call of the Chairman of the Board and Chief Executive Officer or President of the Corporation or of any two members of the Committee. Notice of meetings of the Executive Committee may be given orally, by telephone, or in any other manner that reasonably assures receipt thereof and no minimum advance notice shall be required. No notice shall be required for any meeting of the Executive Committee in which a majority of its members participate, action may be taken by the Executive Committee in any manner permitted for directors' actions or meetings under Delaware law, and action taken by a majority of the members of the Executive Committee shall constitute the action of the Executive Committee. Two members of the Executive Committee shall constitute a quorum. The Executive Committee shall keep records of its proceedings and transactions.

                Section 3. Other Committees. The Board of Directors may by resolution provide for such other standing or special committees as it deems desirable and discontinue the same at pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors. If provision be made for any such committee, the members thereof shall be appointed by the Board of Directors and shall serve during the pleasure of the Board. Vacancies in such committees shall be filled by the Board of Directors. Section 2 of this ARTICLE IV shall also apply to the meetings of such other committees mutatis mutandis.

                                    ARTICLE V

                                    Officers

                Section 1. General. The officers of the Corporation may consist of a Chairman of the Board and Chief Executive Officer, one or more Vice Chairmen of the Board, a President, one or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents (some of whom may have particular authority and responsibilities as designated in their titles by the Board of Directors), a Secretary, a Controller, a Treasurer and such Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers or other subordinate officers as may from time to time be designated by the Board of Directors. One person may hold more than one office, and no officer, except the Chairman of the Board and Chief Executive Officer, any Vice Chairman of the Board and the President, need be a Director. These said officers shall have all the usual powers and shall perform all of the usual duties incident to their respective offices and shall, in addition, perform such other duties as shall be assigned to them from time to time by the Board of Directors. In its discretion, the Board of Directors may leave unfilled any office, except that there shall always be either a Chairman of the Board and Chief Executive Officer or a President of the Corporation.

                Section 1A. Chairman of the Board and Chief Executive Officer. The Chairman of the Board and Chief Executive Officer shall preside at all meetings of stockholders and of the Board of Directors, shall have general management of the business of the Corporation and shall have supervisory authority over the general policies and business of the Corporation, and may sign and execute all instruments, stock certificates, bonds, contracts, and other obligations and documents in the name of the Corporation and shall exercise such other powers as the Board of Directors may from time to time direct. The Chairman of the Board and Chief Executive Officer may exercise all powers granted to the President by other provisions of these By-laws. The Chairman of the Board and Chief Executive Officer may from time to time delegate all, or any, of his powers and duties to one or more of the President and any Vice Chairman of the Board.

                Section lB. Vice Chairman of the Board. Each Vice Chairman of the Board shall have such powers and duties as may be delegated to such Vice Chairman by the Chairman of the Board and Chief Executive Officer. In addition, in the absence of the Chairman of the Board and Chief Executive Officer, the Vice Chairman of the Board present senior in age shall preside at all meetings of stockholders and of the Board of Directors.

                Section 2. President. The President shall, subject to the powers of supervision and control conferred upon the Chairman of the Board and Chief Executive Officer, be the chief operating officer of the Corporation and shall have all necessary powers to discharge such responsibility including the powers to sign and execute all authorized instruments, bonds, contracts and other obligations in the name of the Corporation and such other powers as the Board of Directors may from time to time direct. In the event that the office of the Chairman of the Board and Chief Executive Officer is unfilled, the President shall in addition have the authority and responsibilities of the Chairman of the Board and Chief Executive Officer as specified in Section IA of this Article.

                Section 3. Executive Vice Presidents, Senior Vice Presidents, and Vice Presidents. Each Executive Vice President, Senior Vice President, or Vice President shall exercise general supervision and have executive control of such departments of the Corporation's business, or perform such other executive duties as shall from time to time be assigned to him by the Board of Directors or by the President. The Board of Directors shall have the power to designate particular areas of authority and responsibility of an Executive Vice President, Senior Vice President, or Vice President and to indicate such designation in such officer's title. In case of the absence or disability of the President, each Executive Vice President (without regard to whether his title specifies particular areas of authority and responsibility) and each Senior Vice President and Vice President whose title does not designate specific areas of authority and responsibility shall be vested with all the powers of the President in respect of the signing and execution of any contracts or other papers requiring the signature of the President. In the case of each Senior Vice President or Vice President whose title indicates one or more specific areas of authority and responsibility, such Senior Vice President's or Vice President's authority and responsibilities shall be limited to the area or areas designated in such Senior Vice President's or Vice President's title as specified by the Board of Directors.

                Section 4. Secretary. The Secretary shall keep the minutes of the meetings of the stockholders and of the Board of Directors and of the Executive Committee, in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of these By-laws, or as required by law; he shall be custodian of the records and of the corporate seals of the Corporation; he shall see that the corporate seal is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed may attest the same; and, in general, he shall perform all duties incident to the office of a secretary of a corporation, and such other duties, as, from time to time, may be assigned to him by the Board of Directors. The Secretary may sign, with the President or a Vice President, certificates of the stock of the Corporation. The Secretary shall be sworn to the faithful discharge of his duties.

                Section 5. Controller. The Controller shall have charge of the supervision of the accounting system of the Corporation, including the preparation and filing of all reports required by law to be made to any public authorities and officials. He shall perform such other duties as are usually associated with his office or as shall be assigned to him by the Board of Directors or the President.

                Section 6. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; he may sign, with the President or a Vice President, certificates of stock of the Corporation; and, in general, shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as may be assigned to him by the Board of Directors.

                Section 7. Assistant Officers. Each assistant officer shall perform such duties and have such responsibilities as may be delegated to him by the superior officer to whom he is made responsible, by designation of the President, or as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any executive officer to appoint and remove assistant officers and prescribe the powers and duties thereof.

                Section 8. Officers Holding Two or More Offices. Any two of the above mentioned offices, except those of President and a Vice President or President and Secretary, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument be required by law, by the Certificate of Incorporation, or by these By-laws, to be executed, acknowledged or verified by any two or more officers.

                Section 9. Voting of Other Stock. Unless specifically directed otherwise by resolution of the Board of Directors, the President shall have full power and authority on behalf of the Corporation to vote the stock of any other corporation owned or held by the Corporation at any meeting of the stockholders of such other corporation, or to execute the written consent of this Corporation to any action that may be taken by the stockholders of such other corporation without a meeting.

               Section 10. Compensation. The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

               Section 11. Removal. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors at a meeting called for that purpose, or (except in case of an officer elected by the Board of Directors) by an officer upon whom such power of removal may have been conferred.

                Section 12. Indemnification. The Corporation shall indemnify any person (including the heirs, executors or administrators of such a person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in accordance with and to the fullest extent permitted by the General Corporation Law of Delaware as same may be amended from time to time, including the advancement of expenses incurred by the indemnified person in defending any such threatened, pending or completed action, suit or proceeding. To the extent the present or former spouse(s) of any party indemnified hereunder is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding solely by virtue of his or her marital relationship to such indemnified party, such spouse shall be indemnified hereunder to the fullest extent permitted by the General Corporation Law of Delaware as same may be amended from time to time. Except as the Board of Directors of the Corporation in its discretion (but subject to applicable law) may otherwise determine, such indemnification shall be afforded only if such person within five (5) business days after his becoming aware of the institution of such action, suit or proceeding, shall have notified in writing by registered or certified mail, the President or Secretary of the Corporation of the institution of such action, suit or proceeding, and shall have furnished such President or Secretary with true copies of all papers served upon or otherwise received by such person relating to such action, suit or proceeding, and shall make available to officers or counsel of the Corporation all information necessary to keep the Corporation currently advised as to the status of such action, suit, or proceeding, and permit the Corporation, at its option and expense, at any time during the course of such action, suit or proceeding, through counsel of the Corporation's choosing, to participate in or direct the defense thereof in good faith, and in case of any proposed settlement of any action, suit or proceeding the defense of which is not directed by the Corporation, to submit the proposed terms and conditions thereof to the Board of Directors of the Corporation for their approval, failing which no indemnification hereunder shall be afforded for any such settlement. Such indemnification as hereinabove provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise.

                                   ARTICLE VI

                                   Fiscal Year

                The fiscal year of the Corporation shall end on the thirty-first day of July in each year, or on such other day as may be fixed from time to time by the Board of Directors.

                                   ARTICLE VII

                                      Seal
                The Board of Directors shall provide a suitable seal, having inscribed thereon the name of the Corporation; the year of its incorporation and such other appropriate legend as may from time to time be determined by the Board of Directors. If deemed advisable by the Board of Directors, a duplicate seal or duplicate seals may be provided and kept for the necessary purposes of the Corporation.

                                  ARTICLE VIII

                                      Stock

                Section 1. Certificates. Certificates of stock shall be issued in such form as may be approved by the Board of Directors and shall be signed by the President, or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation; provided, however, that where any such certificate is signed by a Transfer Agent and by a Registrar, the signature of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary and the seal of the Corporation upon such certificates may be facsimiles engraved or printed thereon.

                Section 2. Transfer Agents and Registrars. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, registration, and transfer of certificates of stock, and may appoint Transfer Agents and Registrars thereof.

                Section 3. Closing of Books. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                Section 4. Lost, Mutilated, or Destroyed Certificates. In case any certificate of stock is lost, mutilated or destroyed, the Board of Directors may authorize the issue of a new certificate in place thereof upon such terms and conditions, as it may deem advisable.

                                   ARTICLE IX

                                   Signatures

                Section 1. Checks. All checks, drafts, notes or other obligations of the Corporation shall be signed by the President and/or a Vice President, and/or the Treasurer, Assistant Treasurer, Controller or by any person or persons thereunto authorized by the Board of Directors or the Executive Committee.

                Section 2. Endorsements. All endorsements, assignments, transfers, stock powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation by the President or a Vice President, and the Secretary or an Assistant Secretary, or by any person or persons thereunto authorized by the Board of Directors or the Executive Committee.

                Section 3. Proxies. Except as otherwise authorized or directed from time to time by the Board of Directors or the Executive Committee, the President of the Corporation, or in his absence or disability, a Vice President of the Corporation, may authorize from time to time the signature and issuance of proxies to vote upon, and/or of consents or waivers in respect of, shares of stock of other corporations standing in the name of the Corporation. All such proxies, consents or waivers shall be signed in the name of the Corporation by the President or a Vice President and the Secretary or an Assistant Secretary.

                                    ARTICLE X

                               Notice of Meetings

                  Whenever by law or by the Certificate of Incorporation or by these By-laws notice is required to be given to any stockholder, such notice shall be delivered by first-class mail, postage prepaid, and the time when the same shall be mailed shall be deemed to be the time of the giving of such notice.

                                   ARTICLE XI

                                   Amendments

                These By-Laws may be amended or repealed or new By-laws may be adopted only by the affirmative vote of the holders of not less than sixty-seven percent (67%) of the stock issued and outstanding and entitled to vote thereon at any regular or special meeting of the stockholders, if notice of the proposed alteration or amendment be contained in the notice of meeting, or by the affirmative vote of a majority of the Board of Directors.